EX-99.h.3.C

Second Amended and Restated
Schedule B
to the
Administration and Fund Accounting Agreement
by and between
UMB Scout Funds
and
UMB Fund Services, Inc.

SERVICES

Subject to the direction and control of the Trust’s Board of Trustees and utilizing information provided by the Trust and its agents, the Administrator will:

▪	provide office space, facilities, equipment and personnel to carry out its services hereunder;

▪	compile data for and prepare with respect to the Funds timely Notices to the Commission required pursuant to Rule 24f-2 under the 1940 Act and Semi-Annual Reports on Form N-SAR;

▪
prepare and review the financial statements for the Funds’ Annual and Semi-Annual Reports included in Form N-CSR as required under the Sarbanes-Oxley Act; assist in compiling exhibits and disclosures for Form N-CSR as requested by the Trust;

▪	compile data for and prepare with respect to the Funds the information required to be included on Form N-Q;

▪
assist in the preparation for execution by the Trust and file all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Trust’s custodian or transfer agent, subject to review and approval of the Trust and the Trust’s independent accountants;

▪
prepare the financial statements for the Annual and Semi-Annual Reports required pursuant to Section 30(d) under the 1940 Act, subject to the review and approval of the Trust and the Trust’s independent accountants;

▪
provide financial and Fund performance information for inclusion in the Registration Statement for the Trust (on Form N-1A or any replacement therefor) and any amendments thereto, subject to the review of Trust counsel;

▪	determine and periodically monitor each Fund’s income and expense accruals and cause all appropriate expenses to be paid from Fund assets on proper authorization from the Trust;

calculate income factors and daily net asset values of each Fund (i) in accordance with the Trust’s operating documents as provided to the Administrator, and (ii) based on security valuations provided by the Trust, the Trust’s investment adviser, and pricing services, as provided herein;

▪	maintain all general ledger accounts and related subledgers;

▪	assist in the acquisition of the Trust’s fidelity bond required by the 1940 Act, monitor the amount of the bond and make the necessary Commission filings related thereto;

▪
from time to time as the Administrator deems appropriate, check each Fund’s compliance with the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information and monitor each Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (but these functions shall not relieve the Trust’s investment adviser and sub-advisers, if any, of their primary day-to-day responsibility for assuring such compliance);

▪	maintain, and/or coordinate with the other service providers the maintenance of, the accounts, books and other documents required pursuant to Rule 31a-1(a) and (b) under the 1940 Act;

▪
prepare and/or file state securities qualification/notice compliance filings, with the advice of the Trust’s legal counsel, in accordance with instructions from the Trust, which instructions will include the states to qualify in, the amounts of Shares to initially and subsequently qualify and the warning threshold to be maintained;

▪	develop with legal counsel and the secretary of the Trust an agenda for each board meeting and, if requested by the Trustees, attend board meetings and prepare minutes;

▪	prepare Form 1099s for Trustees and other Trust vendors;

▪	calculate dividend and capital gains distributions subject to review and approval by the Trust and its independent accountants; and

▪	generally assist in the Trust’s administrative operations as mutually agreed to by the parties.

The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

The undersigned, intending to be legally bound, hereby execute this Second Amended and Restated Schedule B to the Administration and Fund Accounting Agreement dated April 1, 2005 and executed by and between Scout Funds and UMB Fund Services, Inc., to be effective as of the 21st day of April, 2011.

UMB FUND SERVICES, INC.	SCOUT FUNDS

By: /s/ John P. Zader	By: /s/ Andrew J. Iseman

Name and Title: John P. Zader, President	Name and Title: Andrew J. Iseman, President

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